Exhibit 1

Certain information (indicated by “[***]”) and schedules have been excluded from this agreement because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SHARE PURCHASE AGREEMENT

By and Between

Amgen Inc.

and

BeiGene, Ltd.

Dated as of October 31, 2019

BEIGENE, LTD.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October 31, 2019 (the “Signing Date”), by and between BeiGene, Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), and Amgen Inc., a Delaware corporation (the “Investor”).

WHEREAS, the Company and the Investor are entering into that certain Collaboration Agreement, by and between the Company and the Investor, of even date herewith (the “Collaboration Agreement”);

WHEREAS, the obligations in the Collaboration Agreement are conditioned upon the execution and delivery of this Agreement, pursuant to which the Company will issue and sell to the Investor a number of its Ordinary Shares (as defined herein), as provided for herein;

WHEREAS, the Investor desires to purchase and subscribe for, and the Company desires to sell and issue, Two Hundred Three Million Two Hundred Eighty-Two Thousand Eight Hundred Twenty (203,282,820) Ordinary Shares (the “Firm Shares”) at a purchase price of $13.45 per Firm Share (the “Per Firm Share Purchase Price”), for an aggregate purchase price of Two Billion Seven Hundred Thirty-Four Million One Hundred Fifty-Three Thousand Nine Hundred Twenty Nine Dollars ($2,734,153,929) (the “Firm Shares Purchase Price”) on the terms and conditions set forth herein; and

WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the Investor’s willingness to enter into this Agreement, the Investor has received fully executed support agreements in the form attached hereto as Exhibit A (each, a “Support Agreement”) from each of the Persons set forth on Schedule 1.1 hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified below:

“Action” shall mean any action, cause or action, suit, prosecution, investigation, litigation, arbitration, hearing, order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.

“Activist Investor” shall mean any Person that (i) in the reasonable judgment of the Investor’s board of directors, holds or will acquire and hold securities of the Company other than in the ordinary course of business and not with the purpose or the effect of changing or influencing control of the Company, as such terms are used in Rule 13d-1 of the Exchange Act, (ii) has filed a Schedule 13D with respect to the Company’s securities indicating that such Person held securities of the Company with the purpose or the effect of changing or influencing control of the Company, (iii) has, at any time within the two years preceding the date of the proposed transfer, publicly acted with the purpose or the effect of changing or influencing control of a company having a class of securities registered under Section 12 of the Exchange Act without the approval or recommendation of the board of directors or similar governing body of such company, or (iv) has been previously identified in writing to the Investor by the Company as a Person that is acting with the purpose or the effect of changing or influencing control of the Company or that within the two years preceding the date of the proposed transfer has acted with the purpose or the effect of changing or influencing control of the Company; provided, that the foregoing is not intended to apply to the activities of any member of the board of directors of the Company, with respect to the Company, taken in good faith solely in his or her capacity as a director of the Company. An “Activist Investor” shall also include any other Person that is an Affiliate of a Person referenced in any of the foregoing clauses (i) through (iv), and shall exclude any Person with respect to which the Company has agreed in writing shall not be considered an “Activist Investor” (it being understood that a Person shall be considered not to be an Activist Investor if such Person shall have agreed in writing with the Company that such Person will acquire and hold securities of the Company in the ordinary course of business and not with the purpose or the effect of changing or influencing control of the Company).

“Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

“American Depositary Receipts” shall mean the certificates issued by the Depositary evidencing the American Depositary Shares.

“American Depositary Shares” shall mean shares issued by the Depositary pursuant to the Deposit Agreement, each representing 13 Ordinary Shares.

“beneficially owns” (including the correlative terms “beneficial ownership,” “beneficially owned,” “beneficial owner” or “beneficially owning”) shall mean beneficial ownership within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Business Day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York, generally are closed as a result of federal, state or local holiday.

“Change of Control” shall mean, with respect to a Person, any of the following events: (i) any Person is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all shares of such Person’s outstanding capital stock; (ii) such Person consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Person, other than (A) a merger or consolidation which would result in the voting securities of such Person outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of such Person or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of such Person (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all shares of capital stock of such Person, or (iii) such Person conveys, transfers or leases all or substantially all of its assets, to any Person other than a wholly owned Affiliate of such Person.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Competitor” shall mean any Person that is, or is an Affiliate of any other Person that is, in the reasonable judgment of Investor’s board of directors, in direct competition with, or controls any Person in direct competition with, the Company. For the avoidance of doubt, any company that is listed as a competitor of the Company in SEC Documents pursuant to Item 101 of Regulation S-K promulgated under the Exchange Act shall be deemed a competitor of the Company.

“Consent” shall mean any, internal or external, approval, authorization, consent, license, franchise, Order, registration, notification, permit, certification, clearance, waiver or other confirmation of or by a Governmental Authority, other Person or company body.

“Contract” shall mean, with respect to any Person, any written agreement, contract, commitment, indenture, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.

“control” (including the correlative terms “controlled by,” “controlling,” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership or voting of securities, by contract or otherwise.

“Deposit Agreement” shall mean the Deposit Agreement, dated as of February 5, 2016, as amended from time to time, among the Company, the Depositary, and holders from time to time of the American Depositary Receipts.

“Deposit Shares” shall mean the American Depositary Shares into which the Shares may be exchanged upon deposit thereof with the Depositary pursuant to the Deposit Agreement.

“Depositary” shall mean Citibank, N.A.

“Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Employee Benefit Plan” shall mean any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), any severance, employment, incentive or bonus, retention, change in control, deferred compensation, termination pay, profit sharing, retirement, welfare, post-employment welfare, fringe benefit, vacation or paid time off, equity or equity-based or any other plan, policy, program, agreement, contract or arrangement that is sponsored, maintained, contributed to, or required to be contributed to by the Company or any of its Subsidiaries or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Health Care Laws” shall mean all applicable Laws relating to pricing, marketing, provision, sale, distribution, coverage, or reimbursement of a drug, biological or medical device.

“HK Listing Rules” shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

“HK Stock Exchange” shall mean The Stock Exchange of Hong Kong Limited.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereto.

“Indebtedness” shall mean, with respect to any Person at any applicable time of determination, without duplication, (a) all liabilities and obligations for borrowed money, (b) all liabilities and obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all liabilities and obligations under or in respect of swaps, hedges or similar instruments, (d) all liabilities and obligations in respect of performance bonds, bank overdrafts, letters of credit and similar instruments, (e) all liabilities and obligations (contingent or otherwise) arising from or in respect of (i) deferred compensation arrangements, or (ii) pension plans, (f) all guaranties in connection with any of the foregoing, and (g) all accrued interest, prepayment premiums, fees, penalties, expenses or other amounts payable in respect of any of the foregoing.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and ordinances of any Governmental Authority.

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal or first offer, preemptive right or other restriction of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction or defect on the possession, exercise or transfer of any other attribute of ownership of any asset.

“Material Adverse Effect” shall mean any change, condition, event, effect, circumstance, development or occurrence (each, an “Effect”) that, individually or when taken together with all other effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect (a) has, or would reasonably be expected to have, a materially adverse effect on the business, clinical or pre-clinical programs, intellectual property, condition (financial or other), assets, properties, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, (b) would reasonably be expected to prevent, materially impede or materially delay the Closing or any other transactions contemplated by this Agreement or the Collaboration Agreement, (c) would materially and adversely affect the ability of the Company to perform its obligations under the Collaboration Agreement, or (d) would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) changes in the Company’s industry generally or in conditions in the PRC or global economy or capital or financial markets generally, including changes in interest or exchange rates, (ii) any Effect caused by the announcement or pendency of the transactions contemplated by the Transaction Agreements, or the identity of the Investor or any of its Affiliates as the Investor in connection with the transactions contemplated by this Agreement or as a participant in the Collaboration Agreement, (iii) the performance of this Agreement, the Collaboration Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, or any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Investor, (iv) changes in general legal, regulatory, political, economic or business conditions or changes to GAAP or interpretations thereof occurring after the date hereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (v) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (vi) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof; provided, however, that with respect to clauses (i), (iv), (v) and (vi), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent such Effects disproportionately affect the Company and its Subsidiaries compared to other participants in the biotechnology or biopharmaceutical industries.

“Material Contract” shall mean any Contract entered into by the Company or any of its Subsidiaries or which binds their respective properties or assets and that is required under the Exchange Act to be filed as an exhibit to a Company SEC Document pursuant to Item 601(b)(10) of Regulation S-K.

“NASDAQ” shall mean the NASDAQ Stock Market LLC.

“Order” shall mean any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Ordinary Share Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares or American Depositary Shares, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or American Depositary Shares.

“Ordinary Shares” shall mean ordinary shares, par value $0.0001 per share, of the Company.

“Permitted Transferee” shall mean an Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock or ownership interests of such Affiliate; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Investor shall have, within five (5) days prior to such transfer, furnished to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents to be transferred, (b) the Permitted Transferee, prior to or simultaneously with such Transfer, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement as though it were the Investor hereunder, and (c) the Investor acknowledges that it continues to be bound by all restrictions and obligations set forth in this Agreement.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Purchase Price” shall mean the Firm Shares Purchase Price plus, if Incremental Shares are issued, the product of the number of Incremental Shares times the Per Incremental Share Purchase Price.

“PRC” shall mean the People’s Republic of China.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” shall mean all approvals of the Company’s shareholders required for the Company (i) to issue the Firm Shares and the Incremental Shares and (ii) to enter into this Agreement and the Collaboration Agreement, in each case in accordance with the HK Listing Rules.

“Shares” shall mean the Firm Shares together with the Incremental Shares, if issued.

“Standstill Period” shall mean the period from and after the Signing Date until the later of (i) the first (1st) anniversary of the date as of which the Investor ceases to have the right to appoint a Designated Director pursuant to Section 5.12 and (ii) the date as of which the Investor holds less than five percent (5%) of the then outstanding share capital of the Company.

“Tax” or “Taxes” shall mean any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Governmental Authority.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transaction Agreements” shall mean this Agreement, the Collaboration Agreement and the Guarantee Agreement executed by the Company in connection with the Collaboration Agreement.

“Transfer” by any Person shall mean directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly Dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar Disposition of, any securities beneficially owned by such Person or of any interest (including any voting interest) in any securities beneficially owned by such Person. For the avoidance of doubt, a transfer of control of the direct or indirect beneficial ownership of securities is a Transfer of such securities for purposes of this Agreement.

“Transfer Agent” shall mean Citibank, N.A. for American Depositary Shares, or Mourant Governance Services (Cayman) Limited for Ordinary Shares, or any successor transfer agent of the Company, as applicable.

2. Closing, Delivery and Payment.

2.1 Closing. Subject to the terms and conditions hereof, and in reliance on the representations, warranties, covenants and other agreements hereinafter set forth, at the closing of the transactions contemplated hereby (the “Closing”), the Company hereby agrees to issue to the

Investor, and the Investor agrees to subscribe for, the Shares, free and clear of all Liens, for an aggregate purchase price equal to the Purchase Price. The Closing shall take place remotely via the exchange of documents and signatures, as soon as practicable, but in no event later than at 10:00 a.m. on the first Business Day immediately following the date on which the last of the conditions set forth in Article 6 has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing), or at such other date and time as the Company and Investor shall mutually agree (which date and time are designated as the “Closing Date”).

2.2 Delivery and Payment. At the Closing, subject to the terms and conditions hereof, the Company will instruct the Transfer Agent to deliver to the Investor, via book entry to the applicable balance account registered in the name of the Investor, the Firm Shares (and, if issued at the Closing, the Incremental Shares), against payment of the Purchase Price (less any portion of the Purchase Price paid at the closing of a Follow-On Offering) in U.S. dollars by wire transfer of immediately available funds to the order of the Company.

2.3 Deliveries at Closing.

(a) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor the following items:

(i) a true copy of the Certificate of Incorporation and the Fifth Amended and Restated Memorandum and Articles of Association (the “Articles of Association”) of the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares to Investor on an expedited basis;

(iii) a legal opinion of Mourant Ozannes, the Company’s Cayman Islands counsel, addressed to the Investor, and dated as of the Closing Date, in substantially the form provided to the Investor on the date hereof;

(iv) an opinion of Goodwin Procter LLP, U.S. counsel for the Company, addressed to the Investor, and dated as of the Closing Date, in substantially the form provided to the Investor on the date hereof;

(v) an opinion of Fangda Partners, PRC counsel to the Company, addressed to the Investor, and dated as of the Closing Date, in substantially the form provided to the Investor on the date hereof;

(vi) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel to the Company, addressed to the Investor, and dated as of the Closing Date, in substantially the form provided to the Investor on the date hereof;

(vii) a certificate, dated as of the Closing Date, signed by the Company’s principal executive officer and principal financial officer confirming that the conditions to the Closing set forth in Section 6.1 have been satisfied;

(viii) an indemnification agreement, in substantially the form filed as an exhibit to the Company’s most recent Annual Report on Form 10-K, signed by the Company and the initial Designated Director; and

(ix) all such other documents, certificates and instruments as the Investor may reasonably request in order to give effect to the transactions contemplated hereby.

(b) Deliveries by the Investor. At the Closing, the Investor shall deliver or cause to be delivered to the Company the following items:

(i) the Purchase Price by wire transfer of immediately available funds to one or more accounts designated by the Company, such designation to be made no later than three (3) Business Days prior to the Closing Date;

(ii) an irrevocable proxy, substantially in the form of Exhibit B attached hereto, pursuant to Section 5.3; and

(iii) if, pursuant to Section 5.12, the Investor has delivered written notice to the Company of its selection of the Designated Director to be appointed as of the Closing, the Company’s standard form of director & officer questionnaire, a non-disclosure agreement with the Company, an agreement to be bound by the Company’s code of conduct and insider trading policy, and a resignation letter which shall become effective as of the end of the Board Term, in each case completed and signed by the Designated Director and effective as of and contingent upon the Closing.

3. Representations and Warranties of the Company. Except as set forth in (a) the Company’s Form 10-K (including any information incorporated by reference therein from the Company’s definitive proxy statement on Schedule 14A), Form 10-Q or Form 8-K filed with or furnished to the SEC and made publicly available within the period of time beginning after January 1, 2019 and ending prior to the date of this Agreement (other than (i) any information that is contained in the “Risk Factors” or “Note Regarding Forward-Looking Statements” or similar sections of such Company SEC Documents and (ii) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents); provided that the foregoing shall not apply to any of the representations and warranties set forth in Sections 3.1, 3.2, 3.3 or 3.4, and only to the extent such Company SEC Documents are specifically referenced in such representation or warranty, or (b) the disclosure schedule dated as of the date of this Agreement and delivered by the Company concurrently herewith (the “Company Disclosure Schedule”), the Company hereby represents and warrants to the Investor that as of the date hereof:

3.1 Organization, Good Standing and Qualification.

(a) The Company is duly incorporated and validly exists as an exempted company incorporated under the laws of the Cayman Islands and has not been declared bankrupt, granted a suspension of payments or is otherwise subject to insolvency proceedings. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Transaction Agreements, to issue and sell the Shares, and to carry out the provisions of the Transaction Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. Each of the Company’s Subsidiaries (as defined herein) is an entity duly incorporated or otherwise organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business to own and use its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) During the twelve (12) months preceding the Signing Date, neither the Company nor any of its Subsidiaries has taken any action nor have any other steps been taken or Actions commenced or, to the Company’s knowledge, threatened against any of them, for their winding up or dissolution or for any of them to enter into any arrangement, scheme or composition for the benefit of creditors, or for the appointment of a receiver, administrator, liquidator, trustee or similar officer of any of them, or any of their respective properties, revenues or assets.

3.2 Subsidiaries. The Company has disclosed all of its subsidiaries on Schedule 3.2 of the Company Disclosure Schedule (the “Subsidiaries”). Except as set forth on Schedule 3.2 of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and, if applicable in the relevant jurisdiction, non-assessable, and free of preemptive and similar rights to subscribe for or purchase securities.

3.3 Capitalization.

(a) The authorized share capital of the Company, as of October 25, 2019, consists of 9,500,000,000 Ordinary Shares, 788,340,698 of which were issued and outstanding (including 623,270,427 Ordinary Shares in the form of American Depositary Shares), and 500,000,000 undesignated shares, par value $0.0001 per share, zero of which were issued and outstanding. Schedule 3.3(a) of the Company Disclosure Schedule sets forth the number of (i) options to acquire Ordinary Shares that have been granted and are outstanding, (ii) restricted share awards that have been granted and are outstanding, (iii) restricted share unit awards that have been granted and are outstanding, and (iv) Ordinary Shares that remained available for future issuance to board members, senior executives, employees and consultants of the Company and its Subsidiaries under the Company’s 2011 Option Plan, Second Amended and Restated 2016 Share Option and Incentive Plan, Amended and Restated 2018 Inducement Equity Plan, and Second Amended and Restated 2018 Employee Share Purchase Plan (together with any future equity compensation or share plans for employees, consultants and directors, collectively, the “Plans”), in each case as of September 30, 2019.

(b) Except as disclosed in the Company SEC Documents or on Schedule 3.3(b) of the Company Disclosure Schedule, including the Articles of Association (as such term is defined below), and other than the Ordinary Shares reserved for issuance under the Plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any of its Subsidiaries of any of its securities, including the Shares. Except as disclosed in the Company SEC Documents or on Schedule 3.3(b) of the Company Disclosure Schedule, no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company or any of its Subsidiaries, including with respect to the issuance of Shares contemplated hereby. Except as disclosed in the Company SEC Documents, there are no voting agreements, registration rights agreements or other agreements of any kind among the Company or any of its Subsidiaries and any other Person relating to the securities of the Company or any of its Subsidiaries, including the Shares.

(c) All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and were issued in compliance with all applicable Laws concerning the issuance of securities. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, and fully paid. Upon deposit of the Shares with the Depositary, the Deposit Shares (i) will have been duly and validly authorized and validly issued, (ii) will form part of the same class of American Depositary Shares and will have the same profit entitlement and voting rights as the American Depositary Shares, (iii) will not be subject to pre-emptive rights, and (iv) shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws or contained herein. The Shares (i) will form part of the same class of Ordinary Shares and will have the same profit entitlement and voting rights as the Ordinary Shares, (ii) will not be subject to pre-emptive rights, and (iii) shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws or contained herein.

(d) Except as disclosed in the Company SEC Documents or on Schedule 3.3(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person.

3.4 Authorization; Binding Obligations. Except as set forth on Schedule 3.4 of the Company Disclosure Schedule, all corporate action on the part of the Company and its supervisory and management boards necessary for the authorization of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto, and the issuance of the Deposit Shares upon the deposit of the Shares with the Depositary, has been taken, including the approval by the board of directors of the Company to issue the Shares, to exclude any rights of pre-emption in respect of such issuance, and to approve payment in U.S. dollars for the Shares. Except as set forth on Schedule 3.4 of the Company Disclosure Schedule, no other action is required on the part of the Company, its board of directors, or its shareholders prior to the Closing for the consummation of the transactions contemplated by the Transaction Agreements. Each of the Transaction Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws.

3.5 Company SEC Documents; Financial Statements; NASDAQ.

(a) Since December 31, 2018, the Company has timely filed with the SEC all of the reports and other documents required to be filed by it under the Exchange Act and Securities Act and any required amendments to any of the foregoing (the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents, and, when filed, no Company SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries are subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and the Company has not been notified that any of the Company SEC Documents is the subject of ongoing SEC review or outstanding investigation.

(b) The financial statements of the Company included in the Company SEC Documents when filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Documents or (ii) for liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, be material to the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

(c) The American Depositary Shares are listed on the NASDAQ Global Select Market, and the Company has not received any notification that, and has no knowledge that, NASDAQ is contemplating terminating such listing.

3.6 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of any term of its Articles of Association, charter, certificate of incorporation, bylaws, limited partnership agreement, or other organizational or constitutive documents. No Material Contract has been materially breached or cancelled, and there has been no event which, upon giving of notice or lapse of time or both, would constitute such a material breach or default, by the Company (and to the knowledge of the Company, the other party thereto). The Company (and to the knowledge of the Company, the other party thereto) has performed all material obligations under each Material Contract required to be performed by it. Each Material Contract is legal, valid, binding, enforceable against the Company and, to the knowledge of the Company, against each other party thereto, and is in full force and effect, and will continue to be in full force and effect and legally and validly binding and enforceable against each other party thereto following the consummation of the transactions contemplated hereby. The execution, delivery, and performance of and compliance with the Transaction Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, (i) conflict with or result in a violation of the Articles of Association, charter, certificate of incorporation, bylaws, limited partnership agreement, or other organizational or constitutive documents of the Company or any of its Subsidiaries, in each case as in effect on the Closing Date, (ii) result in any violation in any material respect of any Law or Order to which the Company, any of its Subsidiaries or any of their respective assets is subject, including but not limited to the HK Listing Rules (except for those rules that the Company will apply to the HK Stock Exchange for a waiver as provided in clause (v) of this Section 3.6) and the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, (B) give any Third Party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under, or (C) require Consent or notice under, any Material Contract to which the Company or any of its Subsidiaries is a party, or (iv) result in the creation of any Lien upon any of the Company’s or any Subsidiary’s assets or capital stock, except in the case of any of clauses (iii) and (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery or performance of any Transaction Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including the issuance of the Shares) requires any Consent or other filing with or notice to any Governmental Authority, other than (i) filings required under applicable U.S. federal and state securities Laws, (ii) the notification of the issuance and sale of the Shares to NASDAQ, (iii) the Shareholder Approval, (iv) the formal application for, and the granting of, the listing of and permission to deal in all of the Shares by the Listing Committee of the HK Stock Exchange, and (v) the application for, and granting of, a waiver by the HK Stock Exchange from the HK Listing Rules requirements that any continuing connected transaction pursuant to the Collaboration Agreement be for a term of no longer than three years and that the amounts payable in connection with such continuing connected transaction be subject to an annual monetary cap.

3.7 Litigation. Except as disclosed in the Company SEC Documents filed prior to the Signing Date or on Schedule 3.7 of the Company Disclosure Schedule, there is no material: (i) Action pending or, to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries which, if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) Order in effect against the Company or any of its Subsidiaries.

3.8 Compliance with Laws; Permits. The Company and each of its Subsidiaries is, and since January 1, 2016 has been, in material compliance with all applicable Laws and Orders (including all Health Care Laws). The Company and each of its Subsidiaries has all franchises, permits, licenses, approvals, registrations, filings, qualifications, variances, certificates, certifications, Consents and any similar authority (collectively, “Permits”) necessary for the conduct of its business as now being conducted by it and as described in the Company SEC Documents, except those Permits for which the lack of such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and is in compliance in all material respects with the terms of all such Permits.

3.9 Offering Valid. Assuming the accuracy of the representations and warranties of the Investor contained in Section 4.5 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration requirements of the Securities Act or the securities Laws of the Cayman Islands or the PRC. The issuance and sale of the Shares, the listing and trading of the Shares on the HK Stock Exchange and the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or at the Closing, adversely affected by the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009 (the “M&A Rules”) and any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (collectively, the “M&A Rules and Related Clarifications”) or otherwise subject to any Consent of a Governmental Authority under the M&A Rules.

3.10 Investment Company. The Company is not, and after giving effect to the transactions contemplated by the Transaction Agreements will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.11 Absence of Changes. Since December 31, 2018, (a) the Company and each of its Subsidiaries has conducted its business operations in the ordinary course of business consistent with past practice, (b) none of the Company and its Subsidiaries have (i) entered into or assumed or otherwise agreed to be bound by any Contract or agreement, (ii) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation or (iii) acquired or disposed of or agreed to acquire or dispose of any business or asset, that would, in any of clauses (i) through (iii) above, be material to the Company and its Subsidiaries and that are not otherwise described in the Company SEC Documents, (c) none of the Company and its Subsidiaries have sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or any Order of any Governmental Authority, except as otherwise disclosed in the Company SEC Documents and (d) there has not occurred any event, change, development, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.12 Takeover Protections. There is no provision under the Articles of Association, the bylaws of the Company or the Laws of the Cayman Islands that has the purpose or intent of frustrating any control share acquisition, business combination, or other takeover offer, or which otherwise has the purpose of a ‘poison pill’, whether or not as a result of the issuance to Investor or its ownership of the Shares.

3.13 Anti-Corruption, Anti-Money Laundering and Anti-Bribery Laws.

(a) None of the Company and its Subsidiaries, their respective directors, officers, employees and, to the Company’s knowledge, agents or other authorized persons acting on behalf of the Company are aware of or have taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, the PRC Law on Anti-Unfair Competition promulgated on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery promulgated on November 15, 1996, or any PRC Law in relation thereto, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds from the sale of the Shares will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, the PRC Law on Anti-Unfair Competition promulgated on September 2, 1993, the Interim Rules on Prevention of Commercial Bribery promulgated on November 15, 1996, or any PRC Law in relation thereto, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(b) None of the Company and its Subsidiaries, their respective directors, officers, employees and, to the Company’s knowledge, agents or other authorized persons acting on behalf of the Company have (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) established or maintained any fund of corporate monies or other properties not recorded on the books and records of the Company and its Subsidiaries, (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (v) violated or operated in noncompliance with any applicable money laundering law, anti-terrorism law or regulation, anti-boycott regulations, export restrictions or embargo regulations, including those referenced in Section 3.13(a) above.

(c) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Anti-Money Laundering Laws”); and no Action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.14 Economic Sanctions. Neither the Company and its Subsidiaries, nor, to the Company’s knowledge, any of their respective director, officer, agent, employee or other authorized person acting on behalf of the Company: (i) is, or is controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including, without limitation, any sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State), Her Majesty’s Treasury, the Cayman Islands, the PRC, the United Nations Security Council, the European Union or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) or (ii) has, within the last five (5) years, done any business with or involving the government of, or any person or project located in, any country or territory that was, or whose government was, at such time the subject of Sanctions, or supported or facilitated any such business or project, in each case other than as permitted under such Sanctions. Within the past five (5) years, to the knowledge of the Company, it has neither been the subject of any governmental investigation or inquiry regarding compliance with Sanctions nor has it been assessed any fine or penalty in regard to compliance with Sanctions. The proceeds from the offering of the Shares contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any Sanctioned Person. The Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under this Section 3.14 or in the Company SEC Documents.

3.15 Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, with respect to the offer and sale of the Shares.

3.16 Deposit Agreement. The Deposit Agreement was duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, the Deposit Agreement, the American Depositary Shares and the American Depositary Receipts conform in all material respects to the descriptions thereof contained in the Company SEC Documents and, upon the deposit of the Shares in accordance with the provisions of the Deposit Agreement, (i) the Depositary will issue the Deposit Shares, and (ii) when issued, the Deposit Shares will be entitled to the rights specified therein and in the Deposit Agreement.

3.17 Absence of Withholding. All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the Investor, and all such dividends and other distributions paid on the Shares will not be subject to withholding or other Taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other Tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Consent of, or making any other filing with or notification to, any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties. All dividends and other distributions declared and payable on the Deposit Shares may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions paid on the Deposit Shares will not be subject to withholding or other Taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other Tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Consent of, or making any other filing with or notification to, any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties.

3.18 Indebtedness and Material Obligations. No material Indebtedness (actual or contingent) and, except as described or incorporated by reference in the Company SEC Documents, no material Contract or arrangement is outstanding between the Company or any of its Subsidiaries and any director or executive officer of the Company or any of its Subsidiaries or any Person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its Subsidiaries on the one hand and its Affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Company SEC Documents.

3.19 Property. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by them, in each case free and clear of all Liens, encumbrances and defects except as set forth in the Company SEC Documents or as would not reasonably be expected to result in a Material Adverse Effect, and such assets are sufficient to conduct the businesses of the Company and its Subsidiaries in substantially the same manner as they are currently conducted. Except as set forth on Schedule 3.19 of the Company Disclosure Schedule, the Company and its Subsidiaries do not own any real property and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the rights or remedies of creditors generally; (b) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (c) applicable Law and public policy with respect to rights to indemnity and contribution) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.20 Employee Benefits and Labor Matters.

(a) Except as described in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any material obligation to provide retirement, healthcare, death, disability benefits to any of the present or past employees of the Company or any of its Subsidiaries, or to any other Person.

(b) As of the date hereof, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining Contract with any union, labor organization, or other collective bargaining representative; and (ii) there are no strikes or any other material labor disputes involving the Company’s or any of its Subsidiaries’ employees pending or, to the Company’s knowledge, threatened. Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (x) no labor dispute, work stoppage, slowdown or other conflict with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened, and (y) each of the Company and its Subsidiaries is, and at all times has been, in compliance with all applicable Laws respecting employment and employment practices, including provisions thereof relating to terms and conditions of employment, wages and hours, overtime, classification of employees and independent contractors, immigration, and the withholding and payment of social security and other employment Taxes.

3.21 Compliance with Environmental Laws. The Company and its Subsidiaries and their respective assets and operations are in compliance with, and the Company and its Subsidiaries hold all Permits required under, any and all applicable Environmental Laws (as defined below), there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any other member of the Group with, Environmental Laws, except for such events, conditions, circumstances activities, practices, actions, omissions or plans which would not give rise to a Material Adverse Effect; neither the Company nor any of its Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (d) is bound by any judgment, decree or order, or (e) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), except as would not have and would not reasonably be expected to have a Material Adverse Effect (as used herein, “Environmental Laws” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

3.22 Insurance. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries maintain policies of insurance covering their respective properties, operations, personnel and businesses (collectively, “Insurance Policies”) in an amount that is adequate for the operation of the Company’s and its Subsidiaries’ businesses. Neither the Company nor any of its Subsidiaries (a) is in breach or default of any of the Insurance Policies (including with respect to any premiums due) or (b) has received any written notice of termination, cancellation or denial of coverage with respect to any Insurance Policy, and all such insurance is outstanding and fully in force as of the date hereof and will be in force as of the Closing Date, except in each case, which would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no material insurance claim made by or against the Company or any of its Subsidiaries that is pending, outstanding, or to the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

3.23 Internal Controls.

(a) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(b) The Company has established and maintains and evaluates a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such internal controls over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. All material weaknesses, if any, in such internal controls have been identified to the Company’s accountants and the audit committee of the Company’s board of directors. Since the date of the latest audited financial statements included or incorporated by reference in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect such internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Except as described in the Company SEC Documents, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements. The Company has taken all necessary actions to ensure that the Company, its Subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has given due consideration to the findings of any reports by its consultants with respect to its system of internal controls.

(c) The Company has established, maintained and evaluated disclosure and corporate governance controls and procedures that comply with the requirements of the Exchange Act to ensure that (i) material information relating to the Company is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (ii) the Company and its board of directors comply in a timely manner with the requirements of the HK Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the HK Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed. Such disclosure and corporate governance controls and procedures are effective to properly perform the functions for which they were established and documented, and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons. As used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company (including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed) is recorded, processed, summarized and reported in a timely manner (and in any event within the time period required by applicable Law).

3.24 Intellectual Property. Except as described in the Company SEC Documents, in each case, (a) the Company or its applicable controlled Subsidiary owns, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing (collectively, “Intellectual Property”) that are necessary or otherwise material to their businesses as they are currently conducted and described in the Company SEC Documents; (b) all copyrights and patents owned or licensed by the Company or any of its Subsidiaries (including all copyrights and patents owned or licensed by any of the Company’s Subsidiaries) are (i) to the Company’s knowledge, valid and enforceable and (ii) not subject to any ongoing or, to the Company’s knowledge, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (c) neither the Company nor any of its Subsidiaries has received any written notice alleging, nor, to the Company’s knowledge, is there, any infringement, violation or conflict with (and Company does not know of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any Third Party by the Company or any of its Subsidiaries, or their products; (d) there are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims that allege the Company or any of its Subsidiaries is infringing or has infringed any Intellectual Property right of any Third Party; (e) the discoveries, inventions, products or processes of the Company or any of its Subsidiaries, to the Company’s knowledge, do not violate or conflict with any Intellectual Property right of any Third Party including any discovery, invention, product or process that is the subject of a patent application filed by any Third Party; and (f) neither the Company nor any of its Subsidiaries is in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, any Subsidiary of the Company or any Third Party.

3.25 Clinical and Product Regulatory.

(a) All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its Subsidiaries, taken as a whole, have been adequately described in the Company SEC Documents in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all Laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all Laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval. The descriptions in the Company SEC Documents of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical trial the aggregate results of which call into question the results of any clinical trial conducted by or on behalf of the Company that are described in the Company SEC Documents or the results of which are referred to in the Company SEC Documents. Except as disclosed in the Company SEC Documents or as would not reasonably be expected to have a Material Adverse Effect, the Company has not received any notices or statements from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), the National Medical Products Administration (“NMPA”) or any comparable regulatory agency (each a “Product Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described in the Company SEC Documents or the results of which are referred to in the Company SEC Documents. Except as disclosed in the Company SEC Documents or as would not reasonably be expected to have a Material Adverse Effect, the Company has not received any notices or statements from any Product Regulatory Authority, and otherwise has no knowledge of (i) any investigational new drug application for any potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, materially modified or limited.

(b) To the knowledge of the Company, each of BGB-3111, BGB-290, BGB-283 and BGB-A317 is eligible for the NMPA’s Category 1 regulatory pathway.

(c) Since January 1, 2016, the Company and each of its Subsidiaries: (i) are and have been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, labeling, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Product Laws”); (ii) except as would not reasonably be expected to have a Material Adverse Effect, have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Product Regulatory Authority alleging or asserting non-compliance with any Applicable Product Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Product Laws (“Product Authorizations”); (iii) possess all Product Authorizations and such Product Authorizations are valid and in full force and effect and are not in material violation of any term of any such Product Authorizations; (iv) except as would not reasonably be expected to have a Material Adverse Effect, have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Product Regulatory Authority or Third Party alleging that any product operation or activity is in violation of any Applicable Product Laws or Product Authorizations and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any such Product Regulatory Authority or Third Party; (v) except as would not reasonably be expected to have a Material Adverse Effect, have not received notice that any Product Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Product Authorizations, and to the Company’s knowledge, no such Product Regulatory Authority has threatened such action; and (vi) except as would not reasonably be expected to have a Material Adverse Effect, have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Product Laws or Product Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(d) Any Company-derived statistical and market-related data included in the Company SEC Documents have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading in any material respect; any third-party statistical and market-related data included in the Company SEC Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

3.26 Information Technology and Data Protection Matters.

(a) To the knowledge of the Company, except as would not reasonably be expected to have a Material Adverse Effect (i) all computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any of its Subsidiaries (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct, or material to, the respective businesses of the Company and any of its Subsidiaries as currently conducted or as proposed to be conducted; (ii) the Company and any of its Subsidiaries either legally and beneficially own, or have obtained licenses for, or other rights to use, all of the Information Technology; (iii) each agreement pursuant to which the Company or any of its Subsidiaries has obtained licenses for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company and any of its Subsidiaries have complied with the terms of each such agreement which is in full force and effect, and no default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any of its Subsidiaries has occurred and is continuing or is likely to occur under any such agreement, and neither the Company nor any of its Subsidiaries have given or received to or from any party to terminate any such agreement; (iv) in the event that the persons providing maintenance or support services for the Company and any of its Subsidiaries with respect to the Information Technology cease or are unable to do so, the Company and any of its Subsidiaries have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a Third Party maintain or support the Information Technology; (v) there are no defects relating to the

Information Technology; (vi) the Company and any of its Subsidiaries has in place procedures designed to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data; and (vii) the Company and any of its Subsidiaries has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the Company or any of its Subsidiaries.

(b) To the knowledge of the Company, since December 31, 2016, (i) the Company and its Subsidiaries complied with all applicable data protection Laws in all material respects; (ii) neither the Company nor any of its Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection Governmental Authority alleging any breach or non-compliance by it of the applicable data protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (iii) neither the Company nor any of its Subsidiaries has received written notice of any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data in the previous three years and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data; and (iv) no warrant has been issued authorizing the data protection Governmental Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any of its Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other material found there.

3.27 Taxes.

(a) The Company and each of its Subsidiaries has (i) filed all material Tax Returns that are required to be filed or has requested extensions thereof and (ii) except as would not give rise to a Material Adverse Effect, has paid all Taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith; the provisions included in the audited consolidated financial statements as set out or incorporated by reference in the Company SEC Documents include appropriate provisions required under GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any Tax deficiency with respect to the Company or any of its Subsidiaries.

(b) To the Company’s knowledge, the Company is not and was not a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”) at any point during the Company’s taxable year through the date of this Agreement. The Company does not expect to become a CFC as a result of the transactions contemplated by this Agreement.

(c) To the Company’s knowledge, the Company and each of its controlled subsidiaries is not as of the date of this Agreement a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) and the Company does not expect that Amgen will be considered a PFIC shareholder as a result of the transactions contemplated by this Agreement.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof to the Company as follows:

4.1 Organization; Good Standing. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Investor has or will have all requisite power and authority to enter into the Transaction Agreements, to subscribe for the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements, and no further approval or authorization by any of its members or other equity owners, as the case may be, is required.

4.2 Requisite Power and Authority. The Investor has all necessary power and authority to execute and deliver the Transaction Agreements and all action on the Investor’s part required for the lawful execution and delivery of the Transaction Agreements has been taken. The Transaction Documents have been duly and validly executed and delivered by the Investor and the Transaction Agreements are, assuming due authorization, execution and delivery by the Company, valid and binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws.

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Investor will not, with or without the passage of time or giving of notice: (i) conflict with or result in a violation of the certificate of incorporation, bylaws, or other organizational or constitutive documents of the Investor as in effect on the Closing Date, (ii) result in any violation of any Law or Order to which the Investor or any of its assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, or (B) give any Third Party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under any Contract to which the Investor is a party, or (iv) result in the creation of any Lien upon any of the Investor’s assets or equity interests, except in the case of any of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to materially impair of the ability of the Investor to perform its obligations under the Transaction Agreements and the transactions contemplated thereby in any material respect.

4.4 No Governmental Authority or Third Party Consents. No Consent is required to be obtained or filed by the Investor in connection with the authorization, execution and delivery of any of this Agreement or with the subscription for the Shares, except under the HSR Act or such as have been obtained or filed.

4.5 Investment Representations. The Investor acknowledges that the Shares have not been registered under the Securities Act or under any state or foreign securities laws. The Investor (i) acknowledges that it is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the

Shares to any person in violation of applicable securities Laws, (ii) will not Dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and, in connection therewith, obtained information necessary to verify any information furnished to it or to which it had access (it being agreed and understood that this Clause (v) does not affect the Company’s representations and warranties contained in Section 3) and (C) can bear the economic risk of (x) an investment in the Shares indefinitely and (y) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares and to protect its own interest in connection with such investment. The Investor understands that there is no assurance that any exemption from registration under the Securities Act will be available to transfer the Shares and that, even if available, such exemption may not allow the Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Investor might propose. Neither the Investor nor any of its Affiliates is the owner of record or the beneficial owner of American Depositary Shares, Ordinary Shares or Ordinary Share Equivalents.

4.6 Transfer Restrictions.

(a) The Investor understands that the Shares shall be subject to restrictions on resale pursuant to applicable securities Laws and that any certificates representing the Shares or the applicable balance account of the Investor with the Company’s Transfer Agent shall bear transfer restrictions with the effect of the following applicable legend:

“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to BeiGene, Ltd.) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act or an exemption from the registration requirements under the Securities Act.”

(b) The Shares shall not bear the transfer restrictions set forth in Section 4.6(a) hereof: (i) following a sale of Shares pursuant to an effective registration statement covering the resale of such Shares, (ii) following any sale of Shares pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) (or any successor provision then in effect), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Notwithstanding the foregoing, the Company shall direct the Transfer Agent to remove the transfer restriction set forth in Section 4.6(a) applicable to the Shares upon the written request of the Investor, within five (5) Business Days upon receipt of all documents required by the Transfer Agent, at such time as the

Shares may be transferred without such restriction under the Securities Act. If the Transfer Agent requires, the Investor or the Company, as applicable, shall provide such opinions of counsel (which counsel shall be reasonably acceptable to the Company) reasonably requested by the Transfer Agent in connection with the removal of legends pursuant to this Section 4.6(b). Any fees (with respect to the Transfer Agent, counsel to the Investor or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Investor.

5. Covenants and Agreements.

5.1 Standstill. During the Standstill Period, the Investor, or any of its Affiliates, shall not directly or indirectly, except as expressly invited in writing by the Company:

(i) subject to Section 5.16, without the express consent of the Company, acquire any additional equity securities (including Ordinary Shares, American Depositary Shares and Ordinary Share Equivalents) of the Company or any instrument that gives the Investor or any of its Affiliates the economic equivalent of ownership of an amount of securities of the Company (a “Derivative”) if, after such acquisition, the Investor would beneficially own more than twenty one percent (21.0%) of the Company’s outstanding share capital;

(ii) knowingly encourage or support a tender, exchange or other offer or proposal by a Third Party, provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that stockholders accept any such offer filed after such offer has commenced, the Investor shall not be prohibited from taking any of the actions otherwise prohibited by this clause (ii) for so long as the Company maintains and does not withdraw such recommendation;

(iii) propose (x) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (y) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company;

(iv) seek to have called any meeting of the shareholders of the Company, propose or nominate for election to the Company’s board of directors any person whose nomination has not been approved by a majority of the Company’s board of directors (excluding the Designated Director, if any) or cause to be voted in favor of such person for election to the Company’s board of directors any Ordinary Shares or American Depositary Shares of the then outstanding share capital of the Company or Ordinary Share Equivalents (including any Derivatives) other than as contemplated by Section 5.3 hereof;

(v) solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Company’s board of directors with respect to any matter, or seek to advise or influence any Third Party, with respect to voting of any Ordinary Shares or American Depositary Shares of the then outstanding share capital of the Company or Ordinary Share Equivalents (including any Derivatives);

(vi) deposit any Ordinary Shares or American Depositary Shares of the then outstanding share capital of the Company or Ordinary Share Equivalents in a voting trust or subject any Ordinary Shares or American Depositary Shares of the then outstanding share capital of the Company or Ordinary Share Equivalents to any arrangement or agreement with respect to the voting of such Ordinary Shares or American Depositary Shares of the then outstanding share capital of the Company or Ordinary Share Equivalents other than as contemplated by Section 5.3 hereof; or

(vii) act in concert with any Third Party to take any action in clauses (i) through (vi) above, or form or join in a “partnership, limited partnership, syndicate, or other group” with any Third Party within the meaning of Section 13(d)(3) of the Exchange Act with respect to the equity securities (including any Derivatives) of the Company.

Notwithstanding the foregoing, (A) the mere voting in accordance with Section 5.3 hereof of any voting securities of the Company held by the Investor or its Affiliates shall not constitute a violation of any of clauses (i) through (vii) above, (B) nothing in this Agreement shall prohibit the Investor or any of its Affiliates from submitting to the board of directors of the Company or to management of the Company a confidential proposal for a transaction involving a Change of Control or other proposed action, provided that neither the Company nor the Investor or any of its Affiliates is required to publicly disclose the fact that such proposal or request to consider such a proposal was made, (C) if any executive officer or director of the Investor serves as a member of the Company’s board of directors, any action he or she takes in the performance of his or her duties as a member of the Company’s board of directors shall not be deemed to violate this Section 5.1, and (D) the provisions of this Section 5.1 shall terminate and be of no further force or effect if (i) the Company publicly announces the entry into a definitive agreement for the acquisition of the Company or more than fifty percent (50%) of its consolidated assets by a third party, or (ii) any person commences a tender or exchange offer with respect to the securities representing fifty percent (50%) or more of the voting power of the Company, unless the Company files a recommendation statement under Rule 14d-9 of the Exchange Act (or such successor provision) with the SEC within 10 business days following commencement of such offer advising the Company’s stockholders to reject such offer (provided that if any transaction referred to in the foregoing clauses (i) and (ii) is terminated or abandoned, then the provisions of this Section 5.1 shall again become effective). In the event that the Company engages in discussions or negotiations involving a possible Change of Control of the Company, the Investor will be given notice thereof and the right to participate in any process on substantially the same terms as other participants.

5.2 Lock-Up. During the period beginning on the Closing Date and ending on the earliest to occur of (i) the fourth anniversary of the Closing Date, (ii) the expiration or termination of the Collaboration Agreement and (iii) a Change of Control of the Company (the “Lock-Up Period”), the Investor shall not and shall cause its Affiliates not to, without the prior consent of the Company, directly or indirectly, Dispose of (a) any of the Shares or Deposit Shares, or any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents beneficially owned by the Investor or any of its Affiliates as of the Signing Date, together with any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (b) any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents described in clause (a) of this sentence; provided, however, that the foregoing shall not prohibit the Investor or its Affiliates from Transferring Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents (i) to a Permitted Transferee, (ii) to the Company or a subsidiary of the Company, (iii) in response to a tender or exchange offer or (iv) as otherwise provided in this Agreement. Notwithstanding the foregoing, if (A) the Investor’s holding is not, or is no longer, subject to equity method accounting treatment in accordance with GAAP (other than as a result of the Investor’s sale of Company shares or the Investor’s failure to participate in future offerings or sales of New Securities in which Investor was given the opportunity to participate pursuant to Section 5.16), and (B) the Investor has used commercially reasonable efforts (in light of the trading price of the Company’s shares) to acquire additional equity securities of the Company sufficient to maintain equity method accounting treatment (subject to Section 5.1), including participating in offerings of New Securities pursuant to Section 5.16 to the extent permissible under applicable Law or acquiring equity securities of the Company in the open market or from shareholders of the Company, then (x) the lock-up provisions of this Section 5.2 shall not apply and (y) the sale limitations set forth in Section 5.5 may be exceeded but the Investor shall use reasonable best efforts to conduct such sales in a manner that minimizes the adverse effect of such sale on the public trading price of the Company’s shares, and the Investor and its Affiliates shall be entitled to Dispose of the shares referenced in clauses (a) and (b) above until the Investor’s ownership percentage of the Company reaches ten percent (10%) of the then outstanding share capital of the Company, at which point, the lock-up provisions of this Section 5.2 shall again apply with respect to the Investor and its Affiliates; provided, however, that before the Investor first Disposes of any such shares in accordance with the foregoing clause, the Investor shall provide ten (10) days prior written notice to the Company and shall, during such period, explore in good faith and in cooperation with the Company commercially reasonable alternatives in order to maintain its equity method accounting treatment in accordance with GAAP.

5.3 Voting of Securities. From and after the Closing Date until the later of (i) the fifth (5th) anniversary of the Closing Date and (ii) the expiration of the Standstill Period, in any vote or action by written consent of the shareholders of the Company, except as provided by Section 5.4, the Investor shall, and shall cause its Affiliates to, vote or execute a written consent with respect to all voting securities of the Company as to which it is entitled to vote or execute a written consent (A) in accordance with the recommendation of a majority of the Company’s board of directors, including the Designated Director, solely with respect to (i) the election of directors, provided that such directors are unanimously recommended by the Company’s board of directors, excluding the Designated Director; (ii) the approval of the Company’s auditor; (iii) the approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; (iv) the approval of an increase to the number of shares reserved for issuance or the issuance of shares under the Plans; (v) within the parameters of Rule 13.36 of the HK Listing Rules, the approval of the granting of a share issue mandate to the Company’s board of directors to issue, allot or deal with unissued Ordinary Shares and/or American Depositary Shares up to the next annual general meeting of shareholders of the Company, subject to the conditions described in the Company’s definitive proxy statement; and (vi) subject to the Company’s compliance with Section 5.16, the authorization of the Company and its underwriters, in their sole discretion, to allocate to each of Baker Bros. Advisors LP and Hillhouse Capital Management, Ltd. and parties affiliated with each of them (the “Existing Shareholders”), up to a maximum amount of shares in order to maintain the same shareholding percentage of each of the Existing Shareholders (based on the then-outstanding share capital of the Company) before and after the allocation of the corresponding securities issued pursuant to an offering for a period of five years, which period will be subject to an extension on a rolling basis each year, conditional on the approval of the shareholders who are not Existing Shareholders, subject to the conditions described in the Company’s definitive proxy statement, provided that, to the extent permissible by the HK Listing Rules and subject to the Company’s ability to obtain any necessary waiver thereunder to seek shareholder approval therefor, any such authorization or a similar authorization provides for an allocation to the Investor in the same manner as the Existing Shareholders, and (B) in accordance with and proportional to the votes cast by shareholders entitled to vote other than the Investor, in any matter that arises as a result of a conflict due to the Collaboration Agreement.

In furtherance of this Section 5.3, the Investor shall, and shall cause its Affiliates to, if and when requested by the Company from time to time, promptly execute and deliver to the Company an irrevocable proxy, substantially in the form of Exhibit B attached hereto, and irrevocably appoint the Company or its designees, with full power of substitution, its attorney, agent and proxy to vote (or cause to be voted) or to give consent with respect to, all of the voting securities of the Company as to which the Investor or Affiliate of the Investor is entitled to vote, in the manner and with respect to the matters set forth in this Section 5.3. The Investor acknowledges, and shall cause its Affiliates to acknowledge, that any such proxy executed and delivered shall be coupled with an interest, shall constitute, among other things, an inducement for the Company to enter into this Agreement, shall be irrevocable and binding on any successor in interest of the Investor or Affiliate of the Investor, as applicable, and shall not be terminated by operation of Law upon the occurrence of any event. Such proxy shall operate to revoke and render void any prior proxy as to any voting securities of the Company heretofore granted by the Investor or its Affiliate, as applicable, to the extent it is inconsistent herewith. Notwithstanding the foregoing, the irrevocable proxy shall be effective if, at any annual or special meeting of the shareholders of the Company (or any consent in lieu thereof) and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause its voting securities of the Company to be counted as present for purposes of calculating a quorum, or (B) fails to vote such voting securities in accordance with this Section 5.3, in each case at least five (5) Business Days prior to the proxy voting deadline for such shareholders’ meeting (or within five (5) Business Days prior to the proxy voting deadline for an action to be taken by written consent in lieu of such shareholders’ meeting). Such proxy shall terminate upon the later of (i) the fifth (5th) anniversary of the Closing Date and (ii) the expiration of the Standstill Period.

5.4 Retained Voting Rights. For the avoidance of doubt, the Investor and its Affiliates may vote, or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote or execute a written consent, as they may determine in their sole discretion with respect to any matter other than as described in Section 5.3.

5.5 Sale Limitations. Subject to the restrictions set forth in Section 5.2, following the later of (i) the expiration of the Lock-Up Period and (ii) the expiration of the Standstill Period, the Investor agrees that it shall not, and shall cause its Affiliates not to, Dispose of any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents except (a) pursuant to a registered underwritten public offering in accordance with Section 5.11, (b) pursuant to Rule 144 under the Securities Act in accordance with the volume restrictions applicable thereto,

(c) in a private sale exempt from the registration requirements of the Securities Act, or (d) in any transaction approved by the Company; provided, however, that in no event shall the Dispositions in clauses (a), (b) or (c), in any rolling twelve (12)-calendar month period, exceed five percent (5%) of the then outstanding share capital of the Company (i) for as long as the Investor holds [***] or more of the then outstanding share capital of the Company and (ii) after the Investor holds less than [***] of the then outstanding share capital of the Company, for as long as (x) a Designated Director continues to serve on the Company’s Board of Directors or (y) the Company would be required to file a registration statement to effectuate the sale; and provided further, however, that in no event shall the Investor or any of its Affiliates Dispose of any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents to any Person that the Investor or its Affiliate knows (after a reasonable inquiry in a non-public offering) is a Competitor or is an Activist Investor.

5.6 Offering Lock-Up. The Investor shall, if requested by the Company and an underwriter of Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents in connection with any public offering involving an underwriting of Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents, agree not to Dispose of any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents for a specified period of time, such period of time not to exceed ninety (90) days (a “Lock-Up Agreement”); provided that such Lock-Up Agreement shall also be signed by all Company directors, officers and their respective affiliated stockholders (excluding [***]). Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Company and the underwriter(s) in such offering; provided, that if shareholders of the Company will be selling more Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents than the Company in such offering, then shareholders holding a majority of such Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents shall be responsible for negotiating the Lock-Up Agreement with the underwriter with respect to their Ordinary Shares not being sold in the public offering. The Company may impose stop transfer instructions with respect to the Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents subject to the foregoing restrictions until the end of the specified period of time. The foregoing provisions of this Section 5.6 shall not apply (a) if the Investor and its Affiliates collectively own less than five percent (5%) of Ordinary Shares or American Depositary Shares of the outstanding share capital of the Company or Ordinary Share Equivalents, (b) if the Investor ceases to have the right to appoint a Designated Director pursuant to Section 5.12, (c) to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Investor only if all officers and directors are subject to the same restrictions or (d) if any beneficial owner of at least five percent (5%) of Ordinary Shares or American Depositary Shares of the then outstanding share capital of the Company or Ordinary Share Equivalents (excluding [***]) is not subject to a Lock-Up Agreement upon the same terms and conditions as the Investor.

5.7 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Company and the Investor agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and assist the other party hereto in doing, all things reasonably necessary, proper or advisable to obtain prompt satisfaction of the conditions precedent to the consummation of the transactions contemplated at the Closing, and to comply with any regulatory requirements under the HK Listing Rules, including: (a) obtaining all necessary Consents and the making of all filings and the taking of all steps as may be necessary, including convening any prerequisite meetings of bodies of the Company, to obtain a required Consent or avoid an Action by any Governmental Authority, (b) the defending of any Actions challenging this Agreement or any other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, (c) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the other Transaction Agreements, and (d) the Investor’s providing any information reasonably requested by the Company to allow it to publish public announcements and circulars regarding the Transaction Agreements and the transactions contemplated hereunder and thereunder pursuant to the HK Listing Rules and to respond to any queries raised by the HK Stock Exchange.

5.8 Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Agreement shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by securities Law or other applicable Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall (to the extent permissible under applicable Law) allow the Investor or the Company, as applicable, reasonable time to comment on such release or announcement in advance of such issuance and the disclosing party shall consider the other party’s comments in good faith. Notwithstanding the foregoing, following execution and delivery of this Agreement, the Company and the Investor shall each issue a separate press release substantially in the forms attached to the Collaboration Agreement, and the Investor and the Company may make one or more public filings attaching any Transaction Agreement pursuant to applicable securities Laws.

5.9 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the offer or sale of the Shares to be issued to the Investor hereunder for purposes of the rules and regulations of any of the following markets or exchanges on which the Common Shares or the Company is listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT or the New York Stock Exchange.

5.10 Notification. After the date hereof and prior to the Closing Date, the Company shall promptly deliver to the Investor a written notice of any event or development that would, or could reasonably be expected to, result in any condition to the Closing set forth in Section 6, not to be satisfied.

5.11 Registration Rights. The Company covenants and agrees as follows:

(a) If at any time after the expiration of the Lock-Up Period and continuing so long as the Investor holds Registrable Shares, the Company proposes to register any of its Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents under the Securities Act for sale to the public (other than a registration effected solely to implement an

Employee Benefit Plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public), each such time it will give written notice to the Investor of its intention to do so. Upon the written request of the Investor given within twenty (20) days after receipt by the Investor of such notice, the Company shall, subject to the limits contained in this Section 5.11, use its reasonable best efforts to cause all such Registrable Shares of the Investor to be registered under the Securities Act and qualified for sale under any state securities or “blue sky” law, all to the extent required to permit such sale or other disposition of their Registrable Shares (a “Piggyback Registration”); provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company who have been granted registration rights (collectively, “Selling Shareholders”) is greater than the amount that can be offered without adversely affecting the offering, (1) in an offering initiated by the Company and not pursuant to any registration rights granted to any Selling Shareholder, the Company shall be required to include in the offering only the number of such securities, including Registrable Shares, held by Selling Shareholders that the managing underwriter and the Company determine in their sole discretion shall not jeopardize the success of the offering, on a pro rata basis based on securities beneficially owned by the Selling Shareholders participating in such offering, and (2) in an underwritten, marketed offering initiated by any Selling Shareholders other than the Investor (such initiating Selling Shareholders, the “Initiating Shareholders”), the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, the securities that the Company desires to include in such registration shall be excluded, (ii) second, securities of Selling Shareholders other than the Initiating Shareholders requested to be included in such registration shall be excluded, on a pro rata basis based on securities beneficially owned by such Selling Shareholders, and (iii) third, securities held by the Initiating Shareholders requested to be included in such registration shall be excluded, on a pro rata basis based on securities beneficially owned by the Initiating Shareholders. For the avoidance of doubt, in any sale of the Company’s securities not involving an underwritten, marketed offering or the participation of the Company (such as a block trade, even if the broker in such trade requests an agreement with the Company similar to what might be customarily considered an underwriting agreement), none of the Investor or any other shareholder of the Company shall be entitled to participate in such sale through a Piggyback Registration or otherwise.

(b) Following demand by the Investor (a “Demand Request”) at any time after the expiration of the Lock-Up Period (or any earlier termination or waiver by the Company thereof), or such earlier time as the Company in its sole discretion may agree in writing, the Company shall, subject to the limits contained in this Section 5.11, file with the SEC a registration statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Shares (a “Demand Registration”), and the Company shall file such registration statement as promptly as reasonably practicable following such Demand Request, and in any event within sixty (60) days of such Demand Request; provided, however, that in an underwritten, marketed offering initiated by the Investor, if the Company is advised in writing in good faith by any managing underwriter of the Company’s Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents

being offered in a public offering pursuant to such registration statement that the amount to be sold by Selling Shareholders is greater than the amount that can be offered without adversely affecting the offering, the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) first, the securities that the Company desires to include in such registration shall be excluded, (ii) second, securities of Selling Shareholders other than Registrable Shares requested to be included in such registration shall be excluded, on a pro rata basis based on securities beneficially owned by such Selling Shareholders, and (iii) third, Registrable Shares requested to be included in such registration shall be excluded. Notwithstanding the foregoing, the Company shall not be obligated to effect any Demand Registration of Registrable Shares upon receipt of a Demand Request pursuant to this Section 5.11(b) if:

(i) the Company has, within the twelve (12)-month period preceding the date of the Demand Request, already (x) effected two (2) Demand Registrations pursuant to this Section 5.11(b) with no reduction in the number of Registrable Shares requested to be included in such registration or (y) effected Demand Registrations registering Registrable Shares representing, in the aggregate, five percent (5%) of the then outstanding share capital of the Company;

(ii) the market value of the Registrable Shares proposed to be included in the registration, based on the average closing price during the ten (10) consecutive trading days period prior to the making of the Demand Request, is less than one hundred million dollars ($100,000,000); or

(iii) the Registrable Shares proposed to be included in the registration exceed five percent (5%) of the then outstanding share capital of the Company.

(c) The underwriter for any Demand Registration requested pursuant to Section 5.11(b) shall be selected by Investor and shall be reasonably acceptable to the Company. The Company shall participate in the marketing of any Registrable Shares offered by the Investor under any Demand Registration as reasonably requested by the Investor. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 5.11, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, shall be borne and paid by the Company. The Company shall use its reasonable best efforts to cause the registration statement for any Demand Registration and related prospectuses to become effective as promptly as practicable after filing. The Company shall use its reasonable best efforts to cause such registration statement to remain effective under the Securities Act until the earlier of the date (i) all Registrable Shares covered by such registration statement have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Shares covered by such registration statement otherwise cease to be Registrable Shares pursuant to this Agreement. The Company shall promptly, and within two business days after the Company confirms effectiveness of such registration statement with the SEC, notify the Investor of the effectiveness of such registration statement. Except as otherwise set forth in Section 5.11(a) and Section 5.11(b), for the avoidance of doubt, in no way will any registration rights granted hereunder be deemed to limit the Company’s obligations in respect of registration rights previously granted to any other shareholder of the Company in an agreement that has been filed in the Company SEC Documents.

(d) For the purposes of this Section 5.11,

(i) “Losses” means any loss, damage, claim or liability (joint or several) or actions in respect thereof to which a party hereto may become subject, insofar as such loss, damage, claim or liability or action in respect thereof arises out of or is based upon: (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company registering the resale of the Registrable Shares, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any issuer free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (B) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance.

(ii) “Registrable Shares” means the Shares held by Investor and the Deposit Shares relating thereto, including, without limitation, any Ordinary Shares or American Depositary Shares paid, issued or distributed in respect of any such Shares or Deposit Shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, but excluding Ordinary Shares or American Depositary Shares acquired before or after the Closing Date, provided, however, that the Shares and the Deposit Shares relating thereto, will not be “Registrable Shares” (A) after the Shares or Deposit Shares have been sold pursuant to an effective registration statement or in compliance with Rule 144 or other exemptions from registration or (B) when the remaining Shares or Deposit Shares held by the Investor may be resold by the Investor in a single transaction without the volume and manner of sale limitations under Rule 144.

(e) With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Shares to the public without registration, during the twelve (12) month period following the Closing Date, the Company covenants that it will use reasonable best efforts to:

(i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder;

(ii) make and keep public information available information necessary to comply with Rule 144 with respect to resales of the Shares or Deposit Shares under the Securities Act, at all times, to the extent required from time to time to enable the Investor to resell Shares or Deposit Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (if available with respect to resales of the Shares or Deposit Shares), as such rule may be amended from time to time;

(iii) prior to the filing of a registration statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, provide the Investor with copies of all of the pages thereof (if any) that reference the Investor; and

(iv) furnish to the Investor, so long as the Investor owns any Registrable Shares, forthwith upon request (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (c) such other information as may be reasonably requested by the Investor in availing itself of any rule or regulation of the SEC which permits an Investor to sell any such securities without registration.

(f) To the extent permitted by law, the Company shall indemnify the Investor, and, as applicable, its officers, directors, and constituent partners, legal counsel for the Investor and each Person controlling the Investor, with respect to which registration, related qualification, or related compliance of Registrable Shares has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Investor, each such underwriter, and each Person who controls the Investor or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 5.11(f) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Investor, such underwriter, or such controlling Person and stated to be for use therein.

(g) To the extent permitted by law, the Investor shall, if Registrable Shares held by the Investor are included for sale in the registration and related qualification and compliance effected pursuant to this Section 5.11, indemnify the Company, each of its directors, each officer of the Company who signs the applicable registration statement, each legal counsel and each underwriter of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of the Securities Act against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Investor and relating to action or inaction required of the Investor in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such registration statement or related document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 5.11(g) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Investor (which consent shall not unreasonably be withheld); provided, further, that the Investor’s liability under this Section 5.11(g) (when combined with any amounts such Investor is liable for under Section 5.11(i)) shall not exceed the Investor’s net proceeds from the offering of securities made in connection with such registration.

(h) Promptly after receipt by an indemnified party under this Section 5.11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.11, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Investor in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 5.11, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5.11, but the omission so to notify the indemnifying party shall not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section 5.11.

(i) If the indemnification provided for in this Section 5.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 5.11(f) or Section 5.11(g), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(j) In the case of each registration of Registrable Shares effected by the Company pursuant to this Section 5.11, the Company shall keep the Investor advised as to the initiation of each such registration and as to the status thereof. The Company shall use its reasonable best efforts, within the limits set forth in this Section 5.11(j), to:

(i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectuses used in connection with such registration statement as may be necessary to keep such registration statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(ii) furnish to the Investor such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Investors may reasonably request in order to facilitate the disposition of Registrable Securities;

(iii) register and qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(iv) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and take such other usual and customary action as the Investor may reasonably request in order to facilitate the disposition of such Registrable Shares;

(v) notify the Investor at any time when a prospectus relating to a registration statement covering any Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(vi) provide a transfer agent and registrar for all Registrable Shares registered pursuant to such registration statement and, if required, a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

(vii) if requested by the Investor, use reasonable best efforts to cause the Company’s transfer agent to remove any restrictive legend from any Registrable Shares being transferred by the Investor pursuant to a registration statement, within five (5) business days upon receipt of all required documents by the Transfer Agent;

(viii) cause to be furnished, at the request of the Investor, on the date that Registrable Shares are delivered to underwriters for sale in connection with an underwritten offering pursuant to this Agreement, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (B) a letter or letters from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(ix) participate in any marketing, meeting with a potential investor, road show or comparable activity that may be reasonably required to complete the orderly sale of shares by the underwriter or underwriters; and

(x) cause all such Registrable Shares included in a registration statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which American Depositary Shares representing Ordinary Shares are then listed.

(k) The obligations of the Company and the Investor under this Section 5.11 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement or otherwise.

5.12 Designated Director.

(a) During the period beginning on the Closing Date and ending on the earlier of (i) the date as of which the Investor holds less than ten percent (10%) of the then outstanding share capital of the Company as a result of the Investor’s sale of Shares or the Investor’s failure to participate in future offerings or sales of New Securities in which Investor is given the opportunity to participate pursuant to Section 5.16(a) and (ii) the third (3rd) anniversary of the date of the expiration or termination of the Collaboration Agreement (the “Board Term”), the Investor may, upon written notice to the Company, direct the Company to cause one individual selected by the Investor who is an independent director under applicable Laws (including the listing standards of any stock exchange on which the Company’s securities are then traded) reasonably satisfactory to the Company and who satisfies the Company’s then-published director qualification criteria (the “Designated Director”) to be appointed as a member of the Company’s board of directors within ten (10) days after the Company’s receipt of such written notice and to thereafter be nominated for re-election by the shareholders of the Company; provided that the initial Designated Director shall be appointed as of the Closing Date; provided further, that, with respect to the initial Designated Director and any new Designated Director, if the Company rejects [***] individuals pursuant to this Section 5.12, the Investor shall thereafter nominate, and the Company shall appoint, an individual who is not a full-time employee of the Investor or any of its Affiliates, who is an independent director under applicable Laws (including the listing standards of any stock exchange on which the Company’s securities are then traded) and who satisfies the Company’s then-published director qualification criteria. The Designated Director shall be required to complete and sign the Company’s standard form of director & officer questionnaire prior to appointment and at each time it is requested of the Company’s other directors, and personally enter into a non-disclosure agreement with the Company and shall be bound by the Company’s code of conduct and insider trading policy. In connection with each subsequent meeting of the shareholders of the Company at which the Designated Director’s term of service as a director is expiring, the Company shall cause the Designated Director to be nominated for re-election at such meeting and included within the slate of directors contained in the Company’s proxy statement, accompanied by a recommendation by the Company’s board of directors that such individual be elected as a director. In the event the Designated Director is nominated for re-election at a meeting of the shareholders of the Company but is not re-elected by the shareholders, the Company’s obligations pursuant to this Section 5.12 shall terminate with respect to such individual. Notwithstanding the foregoing sentence, in the event a Designated Director is not re-elected by the shareholders, the Investor retains the right to appoint a new Designated Director in accordance with this Section 5.12, and the Company’s obligations pursuant to this Section 5.12 remain in effect with respect to such new Designated Director. In the event a vacancy is created at any time by the death, disability, retirement, resignation or removal of a Designated Director, the Investor may, upon written notice to the Company, direct the Company to promptly appoint a new Designated Director to fill the resulting vacancy. Any Designated Director shall sign a resignation letter which shall become effective as of the end of the Board Term.

(b) The Company shall notify the Designated Director of all regular and special meetings of the Company’s board of directors or any committee thereof of which the Designated Director is a member. Subject to the following sentence, the Company shall provide the Designated Director with copies of all notices, minutes, consents and other materials provided to all other directors (the “Director Information”) concurrently as such materials are provided to the other directors. The Designated Director will be afforded no less favorable treatment than any other member of the Company’s Board of Directors with respect to all matters, including, without limitation, assistance with filings to be made with the SEC pursuant to Section 16 of the Exchange Act and other required regulatory filings, expense reimbursement and indemnification consistent with those offered to all other members of the Company’s Board of Directors and reasonable access to Company information and management, except that (i) the Designated Director shall not be entitled to receive compensation for service as a member of the Company’s board of directors if such Designated Director is a full-time employee of the Investor or any of its Affiliates; (ii) the Designated Director may be excluded from participation or deliberation by the Company’s board of directors or committees thereof upon the request of the Chairman of the board of directors after consultation with the Company’s internal or external legal advisors if and solely to the extent any matter is to be presented or discussed in which the Investor has an actual conflict of interest; and (iii) the Designated Director shall not have the right to receive Director Information with respect to the matters noted in clause (ii) of this sentence.

5.13 PFIC Reporting. For so long as the Investor holds Shares or Deposit Shares, the Company hereby agrees to use reasonable best efforts to cause the Company and each of its controlled subsidiaries to not be treated as a PFIC and to reasonably cooperate with the Investor in order to permit the Investor to determine whether the Company is at any time a PFIC. In furtherance of the foregoing, the Company shall notify the Investor if, in good faith, the Company reasonably believes the Company was a PFIC during the prior taxable year, provided that the publication of a PFIC Annual Information Statement by the Company on the Company’s website shall be deemed to satisfy such notification requirement. If the Company determines that the Company is a PFIC, the Company shall use reasonable best efforts to (i) provide such information to the Investor as the Investor may reasonably request to enable the Investor to complete its U.S. Internal Revenue Service Form 8621 with respect to the Company and any PFIC in which the Company owns an interest, any stock of which is treated as owned by the Investor pursuant to Section 1298(a) of the Code, and (ii) provide such statements, information and documentation as the Investor reasonably believes is necessary for it to make an election to treat each such entity as a “qualified electing fund” under Section 1295 of the Code and to determine the Investor’s foreign tax credits under Section 1293(f) of the Code.

5.14 Controlled Foreign Corporation. For so long as the Investor holds Shares or Deposit Shares at any point during a taxable year, then the Company hereby agrees to reasonably cooperate with the Investor in order to permit the Investor to determine whether the Company is a CFC. If the Company is or is likely to have become a CFC, then the Company shall use reasonable best efforts to provide to the Investor such information as it may reasonably request to assist the Investor to timely comply with its filing obligations under the Code, including but not limited to Internal Revenue Service Form 5471.

5.15 Deposit of Shares and Issuance of American Depositary Receipts. Upon the written request of the Investor to the Company, the Company will deposit or cause to be deposited such number of Shares with the Depositary Agent as is requested by the Investor, and issue or cause to be issued to the Investor the American Depositary Receipts representing the corresponding American Depositary Shares, with any and all costs associated with such deposit and issuance paid for by the Investor. The Company shall (a) use its reasonable best efforts to (i) register or qualify such American Depositary Shares under the securities or blue sky Laws of such jurisdictions in the United States as the Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the American Depositary Shares owned by the Investor and (ii) cause all such American Depositary Shares to be eligible and remain eligible for registration of the American Depositary Shares pursuant to Form F-6, and (b) cooperate with the Investor and the Depositary Agent to facilitate the timely delivery of American Depositary Shares (in book entry or certificated form), which American Depositary Shares shall be free of all restrictive legends unless the Company reasonably determines on advice from legal counsel that such legends are required by applicable law (it being understood that the American Depositary Shares may be restricted American Depositary Shares subject to restrictions imposed by the Depositary Agent for so long as the Investor is an Affiliate).

5.16 Subsequent Issuances.

(a) If the Company proposes to offer or sell any Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents after the Closing Date, other than pursuant to the Plans (“New Securities”), and at the time immediately prior to such offer or sale the Investor holds no more than twenty point five percent (20.5%) of the Company’s outstanding share capital, the Company shall use reasonable best efforts to provide the Investor with an opportunity to participate in such offering or sale and purchase upon the same terms and conditions as other purchasers in the offering or sale of the New Securities, up to that portion of such New Securities as is necessary to allow the Investor to hold twenty point five percent (20.5%) of the Company’s share capital after the sale of New Securities, so long as the Investor’s ownership percentage prior to such sale has not decreased as a result of the Investor’s sale of Shares or the Investor’s failure to participate in future offerings or sales of New Securities in which Investor is given the opportunity to participate pursuant to this Section 5.16(a), subject to applicable Law and HK Listing Rules. As soon as reasonably practicable following the resolution of any comments referenced in Section 5.18(a) with respect to the Proxy Statement (as defined below), the Company will use reasonable best efforts to request and obtain a waiver from the HK Listing Rules and obtain shareholder approval, if required, to permit the foregoing, provided that the Company shall not be required to seek or obtain shareholder approval in advance of or as a condition to an offering or sale of any of its Ordinary Shares, American Depositary Shares or Ordinary Share Equivalents; provided, further, that if the Company shall seek to request and obtain a waiver from the HK Listing Rules and obtain shareholder approval for the issuance of New Securities to the Existing Shareholders, the Company shall do the same in the same manner for the Investor.

(b) Subject to Section 5.16(c) and notwithstanding anything else to the contrary in this Agreement, in the event that the Investor or the Company receives a second request or other inquiry under the HSR Act or from any regulatory authority such that the Closing is not reasonably expected to occur on January 1, 2020, then, prior to the Closing the Company may offer and sell New Securities in a follow-on public offering in an amount of up to $1 billion in aggregate gross proceeds, exclusive of any customary underwriter over-allotment option (a “Follow-On Offering”). Subject to applicable Law, the Company shall provide Investor with an opportunity to purchase twenty point five percent (20.5%) of such New Securities (the “Incremental Shares”) in such Follow-On Offering at a purchase price per Incremental Share equal to the per share price that is paid by the other purchasers in the Follow-On Offering (the “Per Incremental Share Purchase Price”), and otherwise upon the same terms and conditions as the other purchasers in the Follow-On Offering. If the Investor does not purchase the Incremental Shares in the Follow-On Offering, then the Investor shall purchase the Incremental Shares at a purchase price per Incremental Share equal to the Per Incremental Share Purchase Price, at the Closing, together with the Shares at the Per Share Purchase Price.

(c) Notwithstanding Section 5.16(b) or anything else to the contrary in this Agreement:

(i) Any filing, release or other public disclosure or announcement made in connection with any Follow-On Offering and concerning Investor shall be in a form reasonably satisfactory to the Investor, and Company shall allow the Investor reasonable time to comment on any such filing, release or other public disclosure or announcement.

(ii) No Follow-On Offering, if any, shall be permitted if it would reasonably be expected (A) to prevent, delay or otherwise interfere with the Closing or any other transactions contemplated by this Agreement or the Collaboration Agreement, (B) adversely affect the ability of the Company to perform its obligations under the Collaboration Agreement, or (C) adversely affect the ability of the Company to perform its obligations under this Agreement.

5.17 Use of Proceeds. Until the expiration or termination of the Collaboration Agreement, the Company shall use the gross proceeds from the sale of the Shares as necessary to fund its development obligations under the Collaboration Agreement; provided that, subject to the Company’s co-development and other obligations set forth in the Collaboration Agreement (including additional development of commercial products), the Company shall not be obligated to use more than the lesser of (i) [***] and (ii) [***], to fund its development obligations under the Collaboration Agreement. Until the third (3rd) anniversary of the Effective Date, the Company shall not use the proceeds from the purchase of the Shares to declare a cash dividend to its shareholders or to purchase any outstanding Ordinary Shares, except for re-purchases of shares issued under the Plans.

5.18 Preparation of Proxy; Shareholders Meeting; Board Recommendation.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and cause to be filed with the SEC and/or the HK Stock Exchange, as applicable, a proxy statement relating to the Shareholder Approval (such proxy statement, and any amendments or supplements thereto, the “Proxy Statement”). The Investor shall furnish all information concerning the Investor and its Affiliates to the Company, as may be reasonably requested by the Company to be included in the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments to the Proxy Statement received from the SEC or HK Stock Exchange, as applicable. Both the Company and the Investor shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information becomes false or misleading in any material respect. The Company shall notify the Investor upon the receipt of any comments from the SEC or HK Stock Exchange, as applicable, and of any request by the SEC or HK Stock Exchange, as applicable, for amendments or supplements to the Proxy Statement. The Company shall use its reasonable best efforts to (i) respond as promptly as reasonably practicable to any comments received from the SEC or HK Stock Exchange, as applicable, concerning the Proxy Statement and to resolve such comments with the SEC or HK Stock Exchange, as applicable, and (ii) to cause the Proxy Statement to be disseminated to its shareholders as promptly as reasonably practicable after the resolution of any such comments.

(b) The Company shall take all necessary actions in accordance with applicable Law, the governing documents of the Company and the rules of NASDAQ and the HK Stock Exchange, as applicable, to duly call, give notice of, convene and hold a special shareholders meeting (the “Meeting”) for the purpose of obtaining the Shareholder Approval, as soon as reasonably practicable after the SEC or HK Stock Exchange, as applicable, confirms that it has no further comments on the Proxy Statement. Notwithstanding any provision of this Agreement to the contrary, the Company may adjourn, recess or postpone the Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Meeting, (ii) if as of the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of capital stock of the Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting or (iii) as may be required by applicable Law.

(c) The Company shall, through its board of directors, recommend to its shareholders the approval of all proposals set forth in the Shareholder Approval, and include such recommendation in the Proxy Statement. The board of directors of the Company shall not withdraw, amend, qualify or modify its recommendation to the shareholders of Company that they vote in favor of the proposals set forth in the Shareholder Approval, unless, in the opinion of counsel (which counsel shall be reasonably satisfactory to the Investor), the directors’ fiduciary duties would require them to take such action.

5.19 Reasonable Access. The Company will permit Investor and its representatives to have reasonable access at reasonable times to the premises, properties, personnel, books, records and documents of or pertaining to the Company and its Subsidiaries as is reasonably necessary in order to (a) prepare or make any filing or other submission to any Governmental Authority or other Person required in order to consummate the transactions contemplated hereby, (b) make SEC filings on a timely basis and conduct such other corporate activities, including tax, accounting and finance activities, related to Investor’s ownership interest in the Company and/or (c) keep Investor reasonably informed with respect to material events affecting the Company and/or its Subsidiaries. So long as the Investor holds at least twenty percent (20%) of the outstanding share capital of the Company, the Company shall promptly provide the Investor and its representatives with all information reasonably requested to maintain the Investor’s equity method accounting treatment in accordance with GAAP

5.20 Economic Substance. For so long as the Investor holds Shares or Deposit Shares, the Company shall, and shall cause its controlled subsidiaries to, use reasonable best efforts to comply with the International Tax Co-operation (Economic Substance) Law, 2018, of the Cayman Islands so that it does not become a defunct company and is not struck off.

6. Conditions to Closing.

6.1 Conditions to Investor’s Obligations at the Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions (unless waived in writing by the Investor):

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Signing Date and the Closing Date as if made on such date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such dates or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.

(b) Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing Date.

(c) Legal Investment. The sale and issuance of the Shares shall be legally permitted by all Laws to which the Investor and the Company are subject.

(d) No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.

(e) Closing Deliverables. The Company shall deliver or cause to be delivered to the Investor all items listed in Section 2.3(a).

(f) Collaboration Agreement. The Company shall have executed the Collaboration Agreement, the Effective Date (as such term is defined in the Collaboration Agreement) of the Collaboration Agreement shall occur immediately prior to the Closing, no breach by the Company of any term of or obligation under the Collaboration Agreement shall have occurred and be continuing, and the Collaboration Agreement shall not have been terminated in accordance with its terms.

(g) Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements, other than the Shareholder Approval, shall have been obtained, including the approval of the board of directors of the Company. With respect to the Closing, all filings to be made under the HSR Act or any other similar antitrust Laws (including but not limited to the Cayman Islands and the PRC), with respect to the Transaction Agreements and the transactions contemplated hereby and thereby, shall have been made and the applicable waiting period, including all extensions thereof, under the HSR Act or any other similar antitrust Laws (including but not limited to the Cayman Islands), shall have expired or been terminated.

(h) Material Adverse Effect. No Material Adverse Effect shall have occurred.

(i) The Company’s NASDAQ Listing. The Company’s American Depositary Shares shall continue to be listed on the NASDAQ Global Select Market.

(j) Shareholder Approval. The Shareholder Approval shall have been obtained.

6.2 Conditions to Company’s Obligations at the Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived in writing by the Company):

(a) Representations and Warranties. The representations and warranties in Section 4 made by the Investor shall be true and correct in all material respects as of the Signing Date and the Closing Date as if made on such date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such dates or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.

(b) Performance of Obligations. The Investor shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Investor on or before the Closing Date.

(c) Legal Investment. The sale and issuance of the Shares shall be legally permitted by all Laws to which the Investor and the Company are subject.

(d) No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.

(e) Closing Deliverables. The Investor shall deliver or cause to be delivered to the Company all items listed in Section 2.3(b).

(f) Collaboration Agreement. The Investor shall have executed the Collaboration Agreement, the Effective Date (as such term is defined in the Collaboration Agreement) of the Collaboration Agreement shall occur immediately prior to the Closing, no breach by the Investor of any term of or obligation under the Collaboration Agreement shall have occurred and be continuing, and the Collaboration Agreement shall not have been terminated in accordance with its terms.

(g) Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements, other than the Shareholder Approval, shall have been obtained, including the approval of the board of directors of the Company. With respect to the Closing, all filings to be made under the HSR Act or any other similar antitrust Laws (including but not limited to the Cayman Islands and the PRC), with respect to the Transaction Agreements and the transactions contemplated hereby and thereby, shall have been made and the applicable waiting period, including all extensions thereof, under the HSR Act or any other similar antitrust Laws (including but not limited to the Cayman Islands and the PRC), shall have expired or been terminated.

(h) Shareholder Approval. The Shareholder Approval shall have been obtained.

7. Notification under the HSR Act.

7.1 As a result of the aggregate consideration being paid by the Investor under this Agreement and the Collaboration Agreement, which satisfies the size of transaction jurisdictional threshold under the HSR Act, the parties shall, as soon as practicable, and, in any event, no later than seven (7) Business Days after the Signing Date, file or cause to be filed with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”) the notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated by this Agreement. The parties will use all reasonable efforts to respond on a timely basis to any requests for additional information made by either of such agencies. Each party will be responsible for its own costs and expenses and the Investor will be responsible for all filing fees associated with any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder.

7.2 The Investor and the Company shall: (i) reasonably cooperate with each other in connection with any investigation or other inquiry relating to the transactions contemplated by the Transaction Agreements; (ii) reasonably keep the other party informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other merger control authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated by the Transaction Agreements; (iii) promptly respond to and certify substantial compliance with any inquiries or requests received from the FTC or the DOJ for additional information or documentation; (iv) reasonably consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other merger control authority, and to the extent permitted by the FTC, the DOJ or such other merger control authority and reasonably determined by such party to be appropriate under the circumstances, give the other party or their counsel the opportunity to attend and participate in such meetings and conferences; and (v) permit the other party or their counsel to the extent reasonably practicable to review in advance, and in good faith consider the views of the other party or their counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other merger control authority; provided, however, such party shall be under no obligation to reschedule any meetings or conferences with the FTC, the DOJ or any other merger control authority to enable the other party to attend.

8. Miscellaneous.

8.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written consent of the Company and the Investor;

(b) either the Company or the Investor, upon written notice to the other no earlier than June 30, 2020 (the “End Date”), if the Closing has not been consummated by the End Date; provided that the Company or the Investor may extend the End Date to September 30, 2020 by giving written notice to the other party, if either (x) any applicable waiting period, including all extensions thereof, under the HSR Act or any other similar antitrust Laws (including but not limited to the Cayman Islands) (any such laws, “Antitrust Laws”), shall not have expired or been terminated by the initial End Date or (y) any Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements (if such Order relates to Antitrust Laws); provided, further, that the right to terminate this Agreement or extend the initial End Date pursuant to this Section 8.1(b) shall not be available to any party (or any Affiliate of such party) whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the proximate cause of, or resulted in, the failure of the Closing to have occurred on or before the initial End Date;

(c) either the Company or the Investor, upon written notice to the other, if any of the conditions to the Closing set forth in Section 6.1(c), 6.1(d), 6.1(g), 6.1(j), 6.2(c), 6.2(d), 6.2(g) or 6.2(h), as applicable, despite the use of reasonable best efforts shall have become incapable of fulfillment by the End Date and shall not have been waived in writing by the other party within ten (10) Business Days after receiving receipt of written notice of an intention to terminate pursuant to this clause (c); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the End Date;

(d) the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1(a), 6.1(b) or 6.1(h), as applicable, despite the use of reasonable best efforts could not be satisfied by the End Date, (i) upon a breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, could not be satisfied by the End Date;

(e) the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, despite the use of reasonable best efforts could not be satisfied by the End Date, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1(a) or 6.1(b), as applicable, could not be satisfied by the End Date; or

(f) either the Company or the Investor, upon written notice to the other, if the Collaboration Agreement is terminated.

8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, (a) this Agreement (except for Section 5.11, this Section 8, and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

8.3 Reserved.

8.4 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction, provided, that (i) the issue of the Shares as described in Section 2.1, (ii) the transfer of the Shares as described in Section 2.2, (iii) Section 3.1(a) to the extent relating to the Company, (iv) the capitalization of the Company as described in Section 3.3(a), (v) Section 3.4, to the extent relating to the Company and (vi) Sections 3.12 and 3.18 (clauses (i) through (vi) above, jointly, the “Cayman Law Matters”), shall be governed exclusively by, and construed in accordance with, the laws of the Cayman Islands, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement, provided that the courts of the Cayman Islands shall have exclusive jurisdiction over the Cayman Law Matters. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK OR, IN ACCORDANCE WITH THIS SECTION 8.4, THE COURTS OF THE CAYMAN ISLANDS (THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.4 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.5 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.

8.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes. This Agreement may not be assigned by any party hereto without the consent of the other party, provided, that the Investor may assign its rights and obligations hereunder in whole or in part to any Affiliate of the Investor or to any successor of the Investor as a result of a Change of Control of the Investor, provided further, that in the case of such assignment the assignee shall agree in writing to be bound by the provisions of this Agreement and the Investor shall not be relieved of its obligations hereunder.

8.7 Entire Agreement. This Agreement, the exhibits and schedules hereto, the other Transaction Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any provision of this Agreement, or the application of any such provision, is invalid, illegal, void or unenforceable, the Company and the Investor shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Company and the Investor as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby and the other Transaction Agreements are fulfilled to the greatest extent possible.

8.9 Amendment. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Investor and the Company. Any amendment effected in accordance with this Section 8.9 shall be binding upon each holder of Shares or Deposit Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares or Deposit Shares, and the Company, and any amendment not effected in accordance with this Section 8.9 shall be void and of no effect.

8.10 Waivers; Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any Consent of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative. Any waiver effected in accordance with this Section 8.10 shall be binding upon each holder of Shares or Deposit Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares or Deposit Shares, and the Company, and any waiver not effected in accordance with this Section 8.10 shall be void and of no effect.

8.11 Equitable Relief. Each of the Company and the Investor hereby acknowledges and agrees that the failure of the Company or the Investor to perform their respective agreements and covenants hereunder will cause irreparable injury to the Investor or the Company, for which damages, even if available, will not be an adequate remedy. Accordingly, each of the Company and the Investor hereby agrees that the Investor and the Company shall be entitled to seek the issuance of equitable relief by any court of competent jurisdiction to compel performance of the Company’s or the Investor’s obligations.

8.12 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Company:

BeiGene, Ltd.

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

Attention: Chief Financial Officer

with a copy to:

BeiGene USA, Inc.

55 Cambridge Parkway, Suite 700W

Cambridge, MA 02142

Attention: General Counsel

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Attention: [***]

If to the Investor:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Attention: Corporate Secretary

Telephone: [***]

Facsimile: [***]

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626

Attention: [***]

8.13 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.14 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.15 Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile, PDF or other electronic signature), each of which shall be an original, but all of which together shall constitute one instrument.

8.16 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.16 being untrue.

8.17 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. All exhibits attached hereto and all other attachments hereto are hereby incorporated herein by reference and made a part hereof.

8.18 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

8.19 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Company:

BeiGene, Ltd.

By:	/s/ Scott A. Samuels
Name: Scott A. Samuels
Title: Senior Vice President, General Counsel

[Signature Page to the BeiGene Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Investor:

Amgen Inc.

By:	/s/ Robert A. Bradway
Name: Robert A. Bradway
Title: Chairman of the Board, President & CEO

[Signature Page to the BeiGene Share Purchase Agreement]

EXHIBIT A

FORM OF SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (“Agreement”), dated as of October [●], 2019, is made by and between Amgen Inc., a Delaware corporation (the “Investor”), and the undersigned holder (the “Shareholder”) of ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of BeiGene, Ltd., an exempted company incorporated in the Cayman Islands (the “Company”).

WHEREAS, the Investor and the Company have entered into (i) a Share Purchase Agreement, dated as of even date herewith (as such agreement may be subsequently amended or modified, the “Purchase Agreement”), providing for the sale and issuance by the Company to the Investor of [•] Ordinary Shares, and (ii) a Collaboration Agreement by and among the Company, BeiGene Switzerland GmbH, a wholly-owned subsidiary of the Company (“BeiGene Switzerland” and together with the Company, “BeiGene”), and the Investor (the “Collaboration Agreement”), subject in each case to the approval of the Company’s shareholders in accordance with the HK Listing Rules (collectively, the “Transaction”);

WHEREAS, as of the date hereof, the Shareholder beneficially owns and has sole or shared voting power with respect to the number of Ordinary Shares, and holds stock options or other rights to acquire beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of Ordinary Shares indicated opposite the Shareholder’s name on Schedule 1 attached hereto (together with any New Shares (defined in Section 2 below), the “Shares”);

WHEREAS, as an inducement and a condition to the willingness of the Investor to enter into the Purchase Agreement and the Collaboration Agreement, and in consideration of the substantial expenses incurred and to be incurred by it in connection therewith, the Shareholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Purchase Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, the Investor entering into the Purchase Agreement and the Collaboration Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by the Investor in connection therewith, the Shareholder and Investor agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the shareholders of the Company (such meeting, the “Company Shareholders’ Meeting”) or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, with respect to the Transaction or the Purchase Agreement or the Collaboration Agreement, the Shareholder shall:

(a) appear at such Company Shareholders’ Meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Shareholder shall be entitled to so vote: (i) in favor of approval of the Transaction and all other transactions contemplated by the Purchase Agreement or the Collaboration Agreement as to which shareholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Transaction and the other transactions contemplated by the Purchase Agreement or the Collaboration Agreement; and (ii) against any action or agreement that would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Purchase Agreement or the Collaboration Agreement. The Shareholder shall not take or commit or agree to take any action inconsistent with the foregoing.

Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the date of the approval of the Transaction and all other transactions contemplated by the Purchase Agreement or the Collaboration Agreement at the Company Shareholders’ Meeting, (b) such date and time as the Purchase Agreement shall be terminated pursuant to Section 8.1 thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any fraud, willful breach of this Agreement or acts of bad faith prior to termination hereof.

Additional Purchases The Shareholder agrees that any Ordinary Shares of the Company that the Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof. The Shareholder agrees to promptly notify Investor in writing of the nature and amount of any New Shares.

Transfers of Shares. From and after the date hereof until the Expiration Date, the Shareholder shall not, directly or indirectly, (a) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (b) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect, or (c) take any action that would have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement, provided that, with respect to the forgoing clause (b), any change to Schedule 1 hereto that is permitted by this Agreement shall not constitute a breach of clause (b). Notwithstanding the forgoing, nothing herein will limit or affect the Shareholder’s ability to directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares or (b) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien (as defined in Section 5(c) below)) any Shares.

2. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Investor as follows:

(a) the Shareholder has the full power and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder;

(b) this Agreement (assuming this Agreement constitutes a valid and binding agreement of the Investor) has been duly executed and delivered by or on behalf of the Shareholder and constitutes a valid and binding agreement with respect to the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d) the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations hereunder and the compliance by the Shareholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any law, statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder; and

the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by the Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of his obligations under this Agreement in any material respect.

3. [Reserved.]

4. No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the

Shareholder, (a) if the Shareholder is serving on the Board of Directors of the Company, from exercising his duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Purchase Agreement and the Collaboration Agreement, while acting in such capacity as a director of the Company, or (b) if the Shareholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Shareholder is executing this Agreement solely in his capacity as a shareholder.

5. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

6. Further Assurances. The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Investor may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

7. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Investor in accordance with Section 8.11 of the Purchase Agreement and to each Shareholder at its address set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

8. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9. Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, the Investor may assign its rights and obligations hereunder in whole or in part to any Affiliate of the Investor or to any successor of the Investor as a result of a Change of Control of the Investor, provided further, that in the case of such assignment the assignee shall agree in writing to be bound by the provisions of this Agreement and the Investor shall not be relieved of its obligations hereunder.

10. No Waivers. No waivers of any breach of this Agreement extended by the Investor to the Shareholder shall be construed as a waiver of any rights or remedies of the Investor with respect to any other shareholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK (THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable laws and regulations, and any applicable provision of the Company’s Articles of Association, the transactions contemplated by the Purchase Agreement and the Collaboration Agreement, (b) each of the Purchase Agreement and the Collaboration Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto

13. Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows Next]

EXECUTED as of the date first above written.

SHAREHOLDER

Name:

AMGEN INC.

By:
Name:
Title:

SCHEDULE 1

Shareholder & Address	Ordinary Shares	Options

EXHIBIT B

FORM OF IRREVOCABLE PROXY

In order to secure the performance of the duties of the undersigned pursuant to Section 5.3 of the Share Purchase Agreement, dated as of October 31, 2019 (the “Agreement”), by and among BeiGene, Ltd. (the “Company”), and Amgen Inc. (the “Investor”), the undersigned hereby irrevocably appoints John V. Oyler and Scott A. Samuels, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned, and in the name, place and stead of the undersigned, to vote (or cause to be voted) or, if applicable, to give consent, in such manners as each such attorney, agent and proxy or his substitute shall in his sole discretion deem proper to record such vote (or consent) in the manners, and solely with respect to such matters as set forth in Section 5.3 of the Agreement (but in any case, in accordance with any written instruction from the undersigned, properly delivered under Section 5.3 of the Agreement, to vote or give consent as contemplated by Section 5.3 of the Agreement) with respect to all voting securities, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting or, if applicable, to give written consent with respect thereto. This proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, except as set forth in Section 5.3 of the Agreement. This proxy shall operate to revoke and render void any prior proxy as to voting securities heretofore granted by the undersigned which is inconsistent herewith. This proxy shall terminate upon the later of (i) the fifth (5th) anniversary of the Closing Date and (ii) the expiration of the Standstill Period (as defined in the Agreement).

AMGEN INC.

By:

Name:
Title:

Schedule 1.1

Support Agreements

1.	667, L.P.

2.	Baker Brothers Life Sciences, L.P.

3.	[***]